RECYCLENET CORPORATION
175 East 400 South, Suite 900
Salt Lake City, Utah 84111
(519) 767-2913
(801) 531-0404

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
July 7, 2006

To the Shareholders:

The Annual Meeting (“Meeting”) of shareholders of RECYCLENET CORPORATION (“Company”) will be held at the office of Hertzberger, Olsen and Associates located at Corporate Square, Penthouse, 30 Duke St. W., Kitchener, Ontario, Canada on Friday, July 7, 2006, commencing at 9:30 o’clock a.m., EST for the following purposes:

1.	To elect three directors of the Company.

2.	To ratify the appointment of the Company’s independent auditors.

3.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on May 30, 2006, as the record date for the determination of shareholders entitled to notice of the Meeting. All shareholders of record at close of business on that date will be entitled to vote at the Meeting. The transfer books will not be closed. A listing of those entitled to vote will be available for inspection ten days prior to the meeting at the offices of the Company at the above address.

Shareholders who do not plan to attend the Meeting are urged to read the enclosed proxy statement and to fill in, date, and sign the enclosed proxy card and return it to the Company in the enclosed envelope.

By Order of the Board of Directors

/s/
Paul Roszel, Chairman

Guelph, Ontario, Canada
June 05, 2006

THIS PROXY STATEMENT AND ANY ACCOMPANYING MATERIALS ARE SOLELY FOR THE INFORMATION OF PRESENT SHAREHOLDERS OF THE COMPANY. NO ONE SHOULD BUY OR SELL ANY SECURITY IN RELIANCE ON ANY STATEMENT HEREIN. THIS PROXY STATEMENT AND ANY ACCOMPANYING MATERIALS ARE NEITHER AN OFFER TO BUY OR SELL ANY SECURITY.

RECYCLENET CORPORATION
175 East 400 South, Suite 900
Salt Lake City, Utah 84111
(519) 767-2913
(801) 531-0404

PROXY STATEMENT AND SOLICITATION

This Statement is furnished in connection with the solicitation by the Board of Directors of RecycleNet Corporation, a Utah corporation (“Company”), of proxies to be voted at the Company’s annual meeting of shareholders (“Meeting”) to be held on July 7, 2006. This proxy statement and form of proxy are being sent to shareholders on approximately June 8, 2006.

If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting. Each proxy will be voted as instructed and, if no instruction is given, will be voted “FOR” the election of the named directors, and “FOR” ratification of the appointment of the independent auditors of the Company. The named proxies may vote in their discretion upon such other matters as may properly come before the Meeting. A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Company, by executing a later dated proxy, or by voting in person at the meeting.

If a shareholder is the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with the beneficial owner’s instructions. If the owner does not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items and those shares will be treated as “broker non-votes”. The election of directors is a “discretionary” item.

PERSONS MAKING THE SOLICITATION

The proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. The Company estimates that the total cost of this solicitation will aggregate $6,000. To date, the Company has spent $500. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to those persons for whom they hold such shares and request authority for the execution of proxies. The Company will reimburse for reasonable costs incurred by them in so doing. Directors, officers, and employees of the Company may solicit proxies in person or by mail, telephone or electronic means, but will receive no extra compensation for doing so.

SHAREHOLDERS ENTITLED TO VOTE

All holders of common shares and Class “N” shares of the Company are entitled to one vote for each share held. As of the record date, there were 77,108,213 common shares outstanding and 60,539,259 Class “N” voting non-equity participating shares outstanding. There are no other voting securities outstanding. A majority of the common and Class “N” shares constitutes a quorum at any shareholders’ meeting. Nominee non-votes and abstentions will be counted for purposes of determining a quorum but will not be counted as votes cast. Shareholders are not entitled to cumulate their shares for voting purposes. The transfer books of the Company will not be closed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of May 30, 2006, the names of those persons (other than management) known to the Company to beneficially own more than 5% of the outstanding common and Class “N” shares of the Company:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Inter-Continental Recycling, Inc. (1)	38,587,852	50.04%
7 Darren Place	Common
Guelph, Ontario Canada

Inter-Continental Recycling, Inc. (1)	58,033,269	95.86%
7 Darren Place	Class “N”
Guelph, Ontario Canada

________________________________
(1). Inter-Continental Recycling Inc., is owned and beneficially held by Paul Roszel, an officer and director of the Company, and his immediate family.

Security Ownership of Management

The following table sets forth, as of May 30, 2006, the number of shares beneficially owned by each officer and director of the Company and all officers and directors as a group:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Paul Roszel (1)	2,668,118	3.46%
7 Darren Place	Common
Guelph, Ontario Canada	676,012	1.12%
	Class “N”

Richard R. Ivanovick	4,105,622	5.32%
23 Cottontail Place	Common
Cambridge, Ontario Canada

Keith A. Deck	812,004	1.05%
46 Sherwood Drive	Common
Guelph, Ontario Canada

All Officers and Directors as a group
(3 persons):	7,585,744	9.83%
	Common
	676,012	1.12%
	Class ”N”
_______________________________
(1). See footnote (1) in the preceding table above. Therefore, Mr. Roszel may be deemed to be a beneficial owner of all shares held by Inter-Continental Recycling, Inc.

DIRECTORS AND EXECUTIVE OFFICERS

The following persons are the current directors and executive officers of the Company:

Name and Age	Position	Director since

Paul Roszel, 49	Chairman of the Board & Director	Inception
Richard R. Ivanovick, 65	Chief Financial Officer & Director	1999
Keith A. Deck, 69	Director	2000

Paul Roszel has been involved with the business engaged in by the Company since 1988. From 1988 to 1995, he published a regional industry recycler’s newsletter to approximately 3,200 recycling businesses throughout Ontario, Canada. In 1994, he developed the concept of distributing the information on the world wide Internet and went on-line in May 1995. Mr. Roszel has been actively involved in the development and implementation of collection, processing, transportation, and sales/marketing programs for secondary commodities.

Richard R. Ivanovick joined the Company in November 1998. For 23 years prior to that and to the present, he has been serving as President of Marsh Tire Service Ltd., involved in automobile service, sales and leasing in the Guelph, Ontario area.

Keith A. Deck is a retired executive with experience in the automobile and electrical manufacturing areas of business. He is currently an investment partner in Hanna Canada Ltd, which manufactures precision tools for the automotive and aerospace industries. From 1989 to late 1999, he was the general manager of Rocktell and Autocom plant operations of Linamar Corp. in the Ontario, Canada area.

There are no arrangements or understandings between any of the foregoing and any other person pursuant to which the foregoing were selected to be nominees as directors of the Company. There are no significant employees who are not also directors or executive officers except as described above. There are no material legal proceedings pending against the Company or any of its officers or directors or involving any adverse interest by any officer or director against the Company.

Meetings of the Board

During the last fiscal year the Company’s Board of Directors held three meetings and took unanimous action through three sets of minutes. All directors attended all meetings.

Committees

The Company does not have standing audit, nominating, compensation or other committees of its Board of Directors.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 (“1934 Act”) requires the Company’s officers, directors and persons who own more than 10% of the Company’s registered equity securities to file with the Securities & Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of shares of the Company. The persons filing are required by SEC regulation to furnish the Company with copies of all forms filed.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, currently, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% shareholders have been met and complied with.

CERTAIN RELATIONSHIPS & RELATED TRANSACTIONS

There were no transactions or series of similar transactions during the Company’s last fiscal year (or currently proposed) in which the amount exceeds $60,000 and to which the Company and any of it’s officers, directors or greater than 5% shareholders are parties or have a material interest, direct or indirect. None of the Company’s directors is or has been an executive officer of, or owns or owned in excess of 10% equity interest in, any business or professional entity that has made, currently or during the last full fiscal year, any payments to the Company in excess of 5% of the Company’s or other entity’s consolidated gross revenues for its last full fiscal year. None of the Company’s directors is or has been an executive officer of or owns or owned in excess of 10% equity interest in any business or professional entity to which the Company has made or will make payments for property or services in excess of 5% of the Company’s or other entities consolidated gross revenues for its last full fiscal year. None of the Company’s directors are or have been executive officers of or owns or owned in excess of 5% equity interest in any entity to which the Company was indebted at the end of it’s last full fiscal year in an aggregate amount in excess of 5% of the Company’s total consolidated assets at the end of such year. None of the Company’s directors are members of or counsel to any law firms that the Company has retained or partners or officers of any investment banking firm that has performed services for the Company. Finally, no director, executive officer, nominee for election as director, any member of the immediate family of the forgoing persons, any corporation or organization of which any of the foregoing persons is an officer or partner or is (directly or indirectly) owner of 10% or more of equity securities of such entity, or any trust or estate in which any of the foregoing persons has a substantial interest or serves as trustee, is or has been indebted to the Company at any time since the beginning of the Company’s last fiscal year in excess of $60,000. See also Note 5 on Notes to Consolidated Financial Statements.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Chief Executive Officer of the Company is Paul Roszel. His total compensation aggregated $70,276 USD during the last fiscal year. The Company did not pay the compensation; it was paid by the majority holder of the Company’s voting securities, Inter-Continental Recycling, Inc. During the year ending December 31, 2005, Richard R. Ivanovick, Chief Financial Officer, was paid for consulting services of $33,048 USD. Keith A. Deck did not receive any funds in the year ended December 31, 2005. No officer of the Company earned an aggregate of $100,000 or more in total compensation during the fiscal year noted or during the two fiscal years prior thereto. The total cash compensation of all officers during the last fiscal year was $103,324 USD paid to Mr. Roszel and Mr. Ivanovick, inasmuch as Mr. Deck did not receive any compensation from the Company.

The Company does not have any pension or incentive plans, such as share option plans, awards or other compensation arrangements, short or long term.

Audit Fees

Fees for the fiscal year 2005 audit and the review of Forms 10-QSB and Form 10-KSB are $16,000; of which $4,000 has been billed as of May 30, 2006.

Financial Information Systems Design and Implementation Fees

There were no fees billed for Financial Information Systems Design and Implementation Fees.

All Other Fees

Aggregate fees contracted/billed for all other services rendered by Hansen, Barnett & Maxwell for the year ended December 31, 2005 are $2,600 and consist mainly of non-audit fees related to tax compliance services and consulting fees.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

The three persons named above in “Directors and Executive Officers” and who are designated as directors of the Company, Paul Roszel, Richard R. Ivanovick and Keith A. Deck, are standing for election as directors of the Company for the coming year or until their successors are qualified and elected. The Company expects all of the nominees will be able to serve as directors. If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management. The Board of Directors recommends a vote “FOR” the above nominees.

PROPOSAL NUMBER 2
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed HANSEN, BARNETT & MAXWELL, certified public accountants, Salt Lake City, Utah, to be the independent public accountants for the Company during the coming year and until the next annual shareholders meeting of the Company. Hansen, Barnett & Maxwell has served as the Company’s public accountants for more than six years and the Board is requesting that the shareholders ratify that appointment. The Board of Directors recommends a vote “FOR” the ratification of the public accountants.

SHAREHOLDER PROPOSALS

Shareholders of the Company may present proposals to the Company for inclusion in the Company’s proxy statement prepared in connection with its next regular annual meeting of shareholders. Proposals to be included in the materials for the 2006 annual meeting must be received by the Company no later than January 31, 2007 in order to be considered for inclusion. The Board will review any proposal that is received by that date and determine if it is a proper proposal to present to the 2006 annual meeting of shareholders.

OTHER MATTERS

As of the date of this proxy statement, management of the Company is unaware of any other matters for action at the meeting other than as set forth herein. If any other matter properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

ANNUAL REPORT

Accompanying this Proxy Statement is a copy of the Company’s financial information contained in it’s Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission in Washington, DC. The Company hereby incorporates by this reference all other filings made by the Company under Section 13 of the Securities Exchange Act of 1934 in this Proxy Statement for purposes of disclosure of information required herein by the Proxy Rules, as applicable, of the Commission under Section 14 of that Act and the rules thereunder. The Company hereby undertakes to deliver, upon written or oral request, a copy of the Proxy Statement and the Annual Report on Form 10-KSB to any person who so requests. Direct requests to the Company at it’s address set forth above or request via email at info@recycle.net.

By Order of the Board of Directors

June 5, 2006
Paul Roszel, Chairman

HANSEN, BARNETT& MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS	Registered with the Public Company
5 Triad Center, Suite 750	Accounting Oversight Board
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors
RecycleNet Corporation

We have audited the consolidated balance sheets of RecycleNet Corporation and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RecycleNet Corporation and subsidiaries as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 16, 2006

RECYCLENET CORPORATON AND SUBSIDIARIES
CONSOLDATED BALANCE SHEETS

	December 31,
	2005	2004
ASSETS
Current Assets
Cash	$226,979	$274,244
Trade accounts receivable, net of $2,500, respectively, allowance for bad debt	37,396	13,027
Other receivables	4,118	10,314
Prepaid expenses	10,214	4,693
Advances to related party - current	-	4,573

Total Current Assets	278,707	306,851

Property and Equipment
Computer equipment	46,258	41,306
Less: Accumulated depreciation	(30,340)	(24,578)

Net Property and Equipment	15,918	16,728

Total Assets	$294,625	$323,579

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$-	$664
Accrued liabilities	41,712	18,141
Deferred revenue	102,027	96,525

Total Current Liabilities	143,739	115,330

Stockholders' Equity
Class N convertible shares (and Class X shares of Amalco) - $0.01 par value; 70,896,789 shares authorized; 60,539,259 and 61,175,681 shares issued and outstanding, respectively	605,393	611,757
Common shares - $0.01 par value; 179,103,211 shares authorized; 77,108,214 and 76,471,792 shares issued and outstanding	771,082	764,218
Additional paid-in capital	34,315	33,565
Accumulated deficit	(1,259,904)	(1,201,291)

Total Stockholders' Equity	150,886	208,249

Total Liabilities and Stockholders' Equity	$294,625	$323,579

The accompanying notes are an integral part of these consolidated financial statements.

RECYCLENET CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,	2005	2004
Sales	$917,604	$738,246
Operating Expenses
Selling, general and administrative expenses	908,299	738,389
Foreign currency exchange (gain) loss	3,788	(6,278)

Total Operating Expenses	912,087	732,111

Income From Continuing Operations	5,517	6,135

Discontinued Operations
Loss from discontinued operations	(64,130)	(1,685)
Gain on disposal of discontinued operations	-	5,569
Income (Loss) on Discontinued Operations	(64,130)	3,884

Net Income (Loss)	$(58,613)	$10,019

Basic Income (Loss) Per Common Share From
Continuing operations	$-	$-
Discontinued operations	-	-
Basic Income (Loss) Per Common Share	$-	$-

Diluted Income (Loss) Per Common Share From
Continuing operations	$-	$-
Discontinued operations	-	-
Diluted Income (Loss) Per Common Share	$-	$-

Basic Weighted-Average Common Shares Outstanding	76,508,584	76,307,379

Diluted Weighted-Average Common Shares Outstanding	137,047,843	137,483,060

The accompanying notes are an integral part of these consolidated financial statements.

RECYCLENET CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Class N Common Shares (and Class X Shares of Amalco)		Common Shares		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance - December 31, 2003	61,175,681	$611,757	76,171,792	$761,718	$28,565	$(1,211,310)	$190,730
Issuance of Common Shares for consulting services	-	-	250,000	2,500	5,000	-	7,500
Net income	-	-	-	-	-	10,019	10,019
Balance - December 31, 2004	61,175,681	611,757	76,421,792	764,218	33,565	(1,201,291)	208,249
Issuance of Common Shares for marketing expense	-	-	50,000	500	750	-	1,250
Conversion of Class N shares to common shares	(636,422)	(6,364)	636,422	6,364	-	-	-
Net loss	-	-	-	-	-	(58,613)	(58,613)
Balance - December 31, 2005	60,539,259	$605,393	77,108,214	$771,082	$34,315	$(1,259,904)	$150,886

The accompanying notes are an integral part of these consolidated financial statements.

RECYCLENET CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,	2005	2004
Cash Flows from Operating Activities:
Net income (loss)	$(58,613)	$10,019
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	5,761	4,117
Foreign currency exchange (gain) loss	(3,788)	6,278
Issuance of common shares for marketing expense	1,250	-
Allowance for doubtful accounts	-	(193)
Changes in assets and liabilities:
Accounts and other receivables	(17,964)	19,093
Prepaid expenses	(5,267)	499
Accounts payable and accrued liabilities	34,055	14,745
Deferred revenue	5,025	24,604

Net Cash from Operating Activities	(39,541)	79,162

Cash Flows from Investing Activities:
Collection of advances to related party	4,573	5,889
Purchase of property and equipment	(5,004)	(13,386)

Net Cash from Investing Activities	(431)	(7,497)

Cash Flows from Financing Activities:	-	-

Effect of Exchange Rate Changes on Cash	(7,293)	(10,717)

Net Change in Cash	(47,265)	60,948

Cash at Beginning of Period	274,244	213,296

Cash at End of Period	$226,979	$274,244

The accompanying notes are an integral part of these consolidated financial statements.

RECYCLENET CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1-ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation -The accompanying financial statements present the consolidated financial position of RecycleNet Corporation and subsidiaries and the results of their operations and their cash flows in accordance with accounting principles generally accepted in the United States of America. The consolidated entities are referred to hereafter as RecycleNet or the Company.

Consolidation - The accompanying consolidated financial statements include the accounts of RecycleNet Corporation and its wholly-owned subsidiaries. Inter-company accounts and transactions have been eliminated in consolidation. During November 2005, the Company decided to spin off Scrap China, effective January 2006, to the Company’s shareholders. During the year ended December 31, 2004, the Company discontinued its equipment sales segment. Accordingly, the Company has reflected these operations as discontinued. Discontinued operations are discussed further in Note 7.

Operations - The Company is in the business of designing Internet sites, Internet advertising and Internet trading of consumable recyclable goods. The Company has developed web site management, sales management, search, customer interaction, and transaction processing systems using a combination of proprietary custom designed technologies and commercially available licensed technologies. The Company designs web systems and flexible data bases which allow for the addition, modification, or replacement of web site content. The Company provides Internet hosting facilities and redundant high speed Internet connectivity. The Company has developed its own content and web site management tools to facilitate the maintenance and updating of its web sites. The Company's primary operations are conducted from Ontario Canada. However, the U.S. dollar is the functional currency for the Company's consolidated operations because most of the Company’s transactions are in U.S. dollars. Gains and losses from foreign currency translations and exchange gains and losses are included in the results of operations.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Values of Financial Instruments - Due to their near-term nature, the amounts reported as cash, trade accounts receivable, advances to related party, accounts payable, accrued liabilities and deferred revenues are considered to be reasonable approximations of their fair values.

Computer Equipment - Computer equipment is stated at cost. Maintenance and repairs of equipment are charged to operations and major improvements are capitalized. Upon retirement, sale, or other disposition, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the equipment, which are three to five yeas. Depreciation expense was $5,761 and $4,117 for the years ended December 31, 2005 and 2004, respectively.

Computer software costs incurred for internal use are expensed as incurred during the preliminary evaluation stage, are capitalized during the acquisition and development stage, and are expensed during the operation stage, including training and maintenance. Capitalizable software development costs for internal use were not material for the years ended December 31, 2005 and 2004.

Revenue Recognition - Revenue from services are recognized as the services are provided. Web site advertising services are charged on a monthly basis without guarantee of the number of customers viewing the web site. Revenues from the Internet Portal Services business are derived from individual custom packages that include any combination of the following services: subscription fees, HTML linking services, advertising, and web page construction. The Company charges a per-client, per-month repetitive service fee, regardless of the services provided. With respect to the Internet portal sites that facilitate e-commerce trading, the Company only charges a monthly fee for services that are provided to customers. The Company does not charge sellers or buyers a percentage of the value of their transactions nor does the Company charge a back-end fee. Customer payments received in advance of providing services are recorded as deferred revenue and are then recognized proportionately as services are performed.

Advertising Costs - Advertising costs are charged to expense in the period incurred. Advertising expense for the years ended December 31, 2005 and 2004 were $36,010 and $7,461 respectively.

Reclassification — Certain previously reported amounts have been reclassified to conform to the 2005 presentation. These reclassifications had no effect on previously reported net income.

NOTE 2-BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per common share is calculated by dividing net income (loss) by the weighted-average number of common shares outstanding. Diluted income (loss) per common share is calculated by dividing net income (loss) by the weighted-average number of Class N (and Class X) shares and common shares outstanding to give effect to potentially issuable common shares except during loss periods when those potentially issuable shares are anti-dilutive. The shares used in the computation of basic and diluted income (loss) per common share are reconciled as follows:

	2005	2004
Basic weighted-average common shares outstanding	76,508,584	76,307,379
Dilutive effect of Class N shares	60,539,259	61,175,681

Diluted weighted-average common shares Outstanding	137,047,843	137,483,060

For the year ended December 31, 2005, the Company had 60,539,259 potentially issueable common shares that were excluded from the calculation of diluted loss per share due to their anti-dilutive effects.

NOTE 3-INCOME TAXES

Deferred tax assets are comprised of the following at December 31, 2005 and 2004:

	2005	2004

Operating loss carry forwards	$479,411	$481,733
Less: Valuation allowance	(479,411)	(481,733)

Net Deferred Tax Asset	$-	$-

The Company had no income tax expense for the years ended December 31, 2005 and 2004.

The following is a reconciliation of the amount of expense that would result from applying federal statutory rates to pretax income (loss) with the provision for income taxes for the years ended December 31:
	2005	2004

Tax expense at statutory rate (34%)	$1,876	$3,406
Nontaxable exchange loss	1,499	(4,818)
Change in deferred tax asset valuation allowance	(2,322)	1,924
Benefit of operating loss carryforward	(484)	-
Other	(569)	(512)

Net Income Tax Expense	$-	$-

The Company has U.S. federal operating loss carry forwards of $1,284,245 that expire from 2005 through 2024. The use of U.S. operating loss carry forwards are limited and may not be available to offset future income. If tax benefits from the U.S. operating loss carry forwards acquired in the acquisition of Garbalizer are realized in the future, they will be recognized as a reduction of income tax expense.

NOTE 4-STOCKHOLDERS' EQUITY

The Company is authorized to issue 250,000,000 common shares with a par value of $0.01 per share. The board of directors is authorized to designate one or more series within the class of common shares and to designate relative preferences, limitations and rights. The Board has designated 70,896,789 common shares as Class N shares. During the year ended December 31, 2005 636,422 Class N shares were converted to common shares. Prior to December 31, 200, 9,721,108 Class N shares have been converted to common shares. At December 31, 2005, 60,539,259 Class N shares remained outstanding. The Class N shares have voting rights of one vote per share and are non-equity participating. Amalco, the Ontario subsidiary of the Company, is authorized to issue an unlimited number of Class X common shares. The Class X common shares of Amalco are non-voting but equity participating. The Class N and Class X shares are convertible into common shares on the basis of one Class N share and one Class X share of Amalco into one common share of the Company, solely at the option of the holders.

In June 2005, the Company purchased the web domain iolcentral.com in exchange for 50,000 shares of common stock. The shares were valued at $1,250 or $0.025 per share, which was the market value of the common stock on the date the purchase was entered into. The $1,250 was immediately expensed as marketing expense.

NOTE 5-RELATED PARTY TRANSACTIONS

On June 15, 2005, the Company formed a new wholly owned subsidiary, Scrap China Corporation, and invested $10,000 in exchange for 10,000,000 shares of Scrap China Common stock, which represented 100% of the outstanding common stock of Scrap China.

In October 2002, the Company converted a $17,500 unsecured receivable from a company related through common ownership to a 4% note receivable. For the years ended December 31, 2005 and 2004, the Company received principal payments of $4,573 and $5,889 leaving a balance of $0 and $4,573 respectively.

The Company has an agreement with Inter-Continental Recycling, Inc. to provide various services for the Company. Inter-Continental Recycling, Inc. is owned 100% by the immediate family of the president of the Company. The Company is billed monthly for services supplied for management and sales activities, which vary monthly based on the activity level.

All management and staff are retained on an unwritten contract basis under a related party transaction with Inter-Continental Recycling Inc. Because of the affiliation between Inter-Continental and the Company, the agreement between them has no definite duration and will continue as necessary for the conduct of business by the Company. Inter-Continental assigns and provides employees to the Company as long as the Company requires them and can pay the associated costs. Inter-Continental provides services to and for the Company by employees of Inter-Continental. There is no mark-up or other charge incurred by the Company from Inter-Continental and the Company pays the same amount for services for the Inter-Continental employees as does Inter- Continental. The management/staff charges for the years ended December 31, 2005 and 2004 were $332,586 and $277,971 respectively.

Internet service provider (ISP) fees are billed on a monthly basis from Inter-Continental Recycling Inc. to the Company. The ISP charges for the years ended December 31, 2005 and 2004 were $52,563 and $44,280 respectively.

Inter-Continental Recycling Inc. and the Company are also engaged in a merchant services agreement. On behalf of Inter-Continental Recycling Inc. the Company operates, maintains, bills and collects payments for services offered on web sites owned by Inter-Continental Recycling Inc. The Company then issues payment to Inter-Continental Recycling Inc. for an agreed upon rate. The commissions paid recorded by the Company for this merchant service agreement with Inter-Continental Recycling Inc. for the years ending December 31, 2005 and 2004 were $46,525. and $13,077. respectively.

The Company has office space in a facility owned by the President of the Company. For the years ended December 31, 2005 and 2004, rent expense was $1,983 and $1,530, respectively.

Under the terms of a distribution rights agreement related to the Rhodium WebWeaver TurnKey E-Commerce system, the Company is obligated to pay the President of the Company a $1,000 royalty payment for each Rhodium WebWeaver license the Company is able to secure. For the years ended December 31, 2005 and 2004 no royalty payments were required under this agreement.

NOTE 6-SEGMENT INFORMATION

Accounting principles generally accepted in the United States of America establish disclosures related to components of a company for which separate financial information is available and evaluated regularly by the company’s chief operating decision makers in deciding how to allocate resources and in assessing performance. They also require segment disclosures about products and services as well as geographic area.

Prior to December 2004 the Company had operations in two segments of its Internet business, namely: Internet Portal Services and Internet Sales of Equipment (Andela Products Ltd.). As discussed in Note 7 the company discontinued operations of Internet Sales Equipment (Andela Products Ltd.) therefore segment disclosure is no longer required.

NOTE 7-DISCONTINUED OPERATIONS

On November 24, 2005, the Board of Directors of approved a pro-rata spin-off of all shares of Scrap China Corporation effective January 20, 2006.

The shareholders of RecycleNet received one share of Scrap China Corporation for every ten shares of RecycleNet common stock.  The Board of Directors of RecycleNet decided to distribute the Scrap China shares to the RecycleNet shareholders to benefit its shareholders and to separate the different lines of business.

Scrap China Corporation now functions as its own fully reporting entity and it no longer is a wholly owned subsidiary of RecycleNet Corporation.

In December 2004, the Company divested its holdings in Andela Products Ltd. In the six years of operations, the Company was not able to realize a profit from this segment of the business. The Company sold its stake in Andela Products Ltd to James and Cynthia Andela for the sum of $2. Upon disposal of this segment of the business the Company realized a gain in the amount of $5,569 for recovery of prior losses of Andela Products Ltd.

A summary of the results from discontinued operations for the years ended December 31, 2005 and 2004 are as follows:

	2005	2004

Net revenue	$-	$-
Operating expenses - Andela	-	1,685
Operating expenses - Scrap China	64,130	-

Loss from operations	(64,130)	(1,685)
Gain on disposal	-	5,569
Income tax expense	-	-

Net income (loss) from discontinued operations	$(64,130)	$3,884

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

ITEM 8A. CONTROLS AND PROCEDURES

As of the end of the period covered by this report, the Company conducted an evaluation, under the supervision and with the participation of the principal executive officer and principal financial officer, of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d015(e) under the Securities Exchange Act of 1934 (the “Exchange Act”)). Based on this evaluation, the principal executive officer and principal financial officer concluded that the Company’s disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms.

There was no change in the Company’s internal control over financial reporting during the Company’s most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.